SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2001

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri	63376
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(636) 474-5000

Item 1(a). Changes in Control of Registrant

On November 13, 2001, E.ON and its affiliates ("E.ON") and an investor group led by Texas Pacific Group (collectively, "TPG") announced the closing of the transactions contemplated by their purchase agreement of September 30, 2001 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, TPG Wafer Holdings LLC and its assignees purchased all of E.ON's debt in MEMC Electronic Materials, Inc. ("MEMC" or the "Company") for a purchase price of $4.00 and all of E.ON's equity holdings in MEMC for a purchase price of $2.00. Pursuant to the Purchase Agreement, the Company's earnings performance in 2002 could increase the purchase price by a maximum of $150 million. Also at the closing, E.ON made capital contributions to the Company as required under the Purchase Agreement in an aggregate amount of $37 million, of which $5 million was contributed to enable the Company to make a contribution in such amount to its defined benefit plan. The Company and certain of its subsidiaries have executed releases of E.ON from certain actions, cause of action, suits, debts and other damages.

In addition, on November 13, 2001, MEMC and TPG announced that they had reached agreement with respect to the restructuring of the Company's debt acquired by TPG from E.ON.

As a result of these transactions, TPG now beneficially owns approximately 72% of the Company's outstanding common stock, par value $.01 per share, and has exchanged approximately $860 million of the previously outstanding debt owed by the Company to E.ON for all of the shares of the Company's newly issued Series A Cumulative Convertible Preferred Stock with a stated value of $260 million, $50 million in principal amount of the Company's newly issued senior subordinated secured notes and warrants to purchase 16,666,667 shares of the Company's common stock. As part of these transactions, TPG also acquired a 55 million Euro senior secured term note issued by the Company's Italian subsidiary which will be redocumented and retained by TPG. Assuming shareholder approval is obtained as described below, TPG and its affiliates will own or have the right to acquire, through conversion of the preferred stock and exercise of the warrants, approximately 182 million shares of common stock, representing approximately 90% of the Company's outstanding common stock.

Background

As previously reported in the Company's Form 8-K filed on October 15, 2001 with the Securities and Exchange Commission, on September 30, 2001, E.ON and TPG entered into the Purchase Agreement. The description of the purchase and sale transaction set forth in the Form 8-K is incorporated herein by reference. A copy of the Purchase Agreement was filed as an exhibit to E.ON's amendment to Schedule 13D on October 1, 2001.

The obligations of TPG and E.ON to complete the transactions contemplated in the Purchase Agreement were subject to, among other things, TPG reaching definitive agreement with respect to an exchange by TPG of the loans being acquired from E.ON for newly issued debt and equity securities of the Company, and the Company entering into a new revolving credit facility with TPG (or a comparable lender) for up to $150 million. All of these conditions to closing were satisfied and E.ON and TPG consummated their sale and purchase on November 13, 2001. The transactions contemplated by the debt restructuring agreement between TPG and MEMC were also completed on November 13, 2001, except for the restructuring of the debt of the Company's Italian subsidiary, which is expected to be completed no later than November 29, 2001.

Effective November 13, 2001, further to the Purchase Agreement, all of the E.ON affiliated members of the Company's Board of Directors resigned from the Board. Also effective November 13, 2001, Willem D. Maris and Michael B. Smith, two of the independent members of the Company's Board, also resigned from the Board. The Board of Directors of the Company by resolution has established that the Board will currently consist of nine persons and has appointed four nominees designated by TPG to the Board. The Board expects to fill the three remaining vacancies as soon as reasonably practicable.

The following is a description of the general terms of the restructuring. It is only a summary and should be read in conjunction with, and is qualified by reference to, the related documents filed as exhibits to this report.

The Restructuring

General

On November 13, 2001, MEMC and TPG executed a definitive restructuring agreement (the "Restructuring Agreement"). Prior to entering into the Restructuring Agreement, approximately $550 million of the approximately $910 million of debt acquired from E.ON by TPG was transferred by TPG to a holding company, MEMC Holdings Corporation ("Holdings"). Pursuant to the Restructuring Agreement, TPG exchanged all of the Holdings' Class A common stock held by TPG to MEMC in exchange for 260,000 shares of a newly designated series of cumulative convertible preferred stock, titled Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") having an aggregate stated value of $260 million and the rights, preferences, privileges and restrictions set forth in a certificate filed with the Secretary of State of Delaware (the "Certificate of Designations").

The Restructuring Agreement then provided for the exchange by TPG of an additional approximately $310 million of MEMC's debt acquired from E.ON for the issuance of $50 million in principal amount of the Company's senior subordinated secured notes (the "Notes") pursuant to and in accordance with the terms of an indenture (the "Indenture") and guaranteed by certain affiliates of the Company (the "Indenture Guarantee"), with detachable warrants to acquire up to 16,666,667 shares of common stock (the "Warrants"). The Restructuring Agreement also provided for the retention by TPG of an existing 55 million Euro (approximately $50 million) note from the Company's Italian subsidiary (the "Italian Note") pursuant to an amended credit agreement with the Italian subsidiary, MEMC Electronic Materials S.p.A., guaranteed by the Company (the "Italian Credit Agreement"). The Restructuring Agreement provided for the execution and delivery of a registration rights agreement (the "Registration Rights Agreement") and the execution and delivery of a downstream agreement and plan of merger (the "Merger Agreement") as well as the execution and delivery of a $150 million revolving credit facility for the Company (the "Credit Agreement") that was also guaranteed by certain affiliates of the Company (the "Credit Agreement Guarantee). (The Restructuring Agreement, Certificate of Designations, Credit Agreement, Credit Agreement Guarantee, Notes, Indenture, Indenture Guarantee, Warrants, Registration Rights Agreement, Italian Credit Agreement and Merger Agreement, together with the other agreements contemplated thereby, are collectively the "Restructuring Documents".)

The Restructuring Documents and the restructuring were approved by a Special Committee of the Board of Directors of the Company, comprised of the independent members of the Board of Directors, after review and consideration of the restructuring as evidenced by the Restructuring Documents, alternatives available to the Company and receipt by the Special Committee of an opinion from the financial advisors retained by the Special Committee, that the transactions were fair from a financial point of view to the public stockholders of the Company.

Board Representation

The Restructuring Agreement required the Board of Directors to appoint a total of four nominees designated by TPG prior to the closing, to be allocated to the different director classes as specified by TPG. In addition, the Restructuring Agreement provides that commencing with the next annual meeting of the Company's stockholders, and at each annual meeting thereafter, TPG shall be entitled to present to the Board of Directors a number of nominees for election to the class of directors up for election at such annual meeting equal to the number of TPG nominees in such class immediately prior to such election. The Company has agreed to cause each such TPG designated nominee to be included in the slate of nominees recommended by the Board to the stockholders for election, and to use its best efforts to cause those nominees to be elected. TPG will have the foregoing rights so long as at least $130 million in stated value of the Preferred Stock remains outstanding and TPG beneficially owns greater than 50% of the Preferred Stock.

Preferred Stock

The Company has issued and delivered to TPG 260,000 shares of Preferred Stock (stated value $1,000 per share), which bear dividends at a rate of 10% per annum if paid in cash, or 12% per annum if paid in kind, and are convertible into shares of common stock at a conversion price of $2.25 per share, subject to certain antidilution adjustments. Until the Company obtains shareholder approval relating to the Preferred Stock and the common stock issuable upon conversion of the Preferred Stock pursuant to its terms, the Preferred Stock may not be converted into more than 19.9% of the outstanding shares of the Company's common stock. After shareholder approval, holders of the Preferred Stock will be entitled to vote with the holders of common stock (with each share of Preferred Stock having the voting rights of that number of shares of common stock into which the Preferred Stock may then be converted). So long as at least $130 million in stated value of the Preferred Stock remains outstanding and TPG beneficially owns greater than 50% of the Preferred Stock, TPG has additional rights under the Certificate of Designations to ensure its representation on the Company's Board of Directors.

In the event of a change of control of the Company, the holders of the Preferred Stock are entitled to put their Preferred Stock to the Company for redemption at a price equal to 101% of the stated value of such stock plus all unpaid and accrued dividends.

On or after the eighth anniversary of the date of issuance, the holders may require the Company to redeem the outstanding shares of Preferred Stock for cash at a redemption price equal to the stated value plus accrued and unpaid dividends.

Notes and Warrants

The Company has issued and delivered to TPG $50 million in principal amount of Senior Subordinated Secured Notes due 2007. The Notes are guaranteed by the Company's domestic subsidiaries and bear interest at a rate of 8% (payment in kind) in years one and two, 14% (payment in kind) in years three and four and 14% (payment in kind, with optional payment in cash at the request of the note holders) in years five and six. As collateral under the Notes, the Company has pledged substantially all of its domestic assets, including all of the capital stock of most of its domestic subsidiaries and 65% of the capital stock of certain of its foreign subsidiaries, but excluding any assets currently pledged to support third party debt. The Notes and the security interest related thereto are subordinate in priority and in right of payment to the Credit Agreement (described below). The Company has also issued and delivered to TPG Warrants to purchase 16,666,667 shares of common stock at an exercise price of $3.00 per share, subject to certain antidilution adjustments. The Warrants may be exercised, in whole or in part, at any time and from time to time, after the Company's stockholders approve the issuance of the common stock underlying the Warrants until the tenth anniversary of the date of issuance.

Pursuant to the restructuring of the debt issued by the Company's Italian subsidiary, MEMC's Italian subsidiary will secure and deliver to TPG 55 million Euro in principal amount of senior secured note due 2031. The Italian Note is guaranteed by the Company and will bear interest a rate of 6% per annum and be secured by all the assets of the Italian subsidiary.

Fees and Expenses

The Company is responsible for the payment of all its expenses incurred in connection with the Restructuring Agreement, including all fees and expenses of its legal counsel and all third-party consultants engaged by it to assist in such transactions. The Company will pay to TPG a $10 million transaction fee and a $3 million credit facility fee, and reimburse TPG for all its fees and disbursements of legal counsel, financial advisors and other third party consultants and other out-of-pocket expenses incurred by it in connection with the restructuring.

Registration Rights Agreement

The Company and TPG have entered into a registration rights agreement providing for registration rights with respect to the Preferred Stock, the shares of common stock issuable upon conversion of the Preferred Stock, the Warrants, the shares of common stock issuable upon exercise of the Warrants, the Notes and the accompanying guarantees and any shares of common stock owned or acquired by TPG (including the shares acquired by TPG from E.ON pursuant to the Purchase Agreement) (collectively, the "Registrable Securities"). The Company has agreed that, on or before August 10, 2002, the Company will file with the SEC a shelf registration statement on Form S-3 covering resales of the Registrable Securities by the holders of those Registrable Securities.

Credit Agreement

TPG has established a five-year revolving credit facility pursuant to the Credit Agreement among the Company, the lender parties thereto, the administrative agent and the collateral agent, pursuant to which the lenders have committed to make available to the Company a line of credit in an aggregate amount of up to $150 million. Loans may be drawn down as follows: (i) $50 million at any time prior to January 1, 2002, (ii) $75 million at any time prior to April 1, 2002, (iii) $100 million at any time prior to July 1, 2002 and (iv) $125 million at any time prior to October 1, 2002. Loans will bear interest at a rate of LIBOR plus 3.5% or alternate base rate (based on the greater of the Federal funds rate and Citibank N.A.'s prime rate) plus 2.5%. As collateral under the Credit Agreement, the Company has pledged substantially all of its domestic assets, including all of the capital stock of most of its domestic subsidiaries and 65% of the capital stock of certain of its foreign subsidiaries, but excluding any assets currently pledged to support third party debt. The Company's domestic subsidiaries have also guaranteed the Company's payment obligations under the Credit Agreement.

Merger Agreement

Pursuant to an Agreement and Plan of Merger, the Company has agreed, subject to shareholder approval, to permit the merger of TPG Wafer Holdings LLC ("TPG Wafer") with and into the Company at such time as TPG Wafer shall determine. The Company will continue in existence as the surviving corporation. In connection with the merger, the members of TPG Wafer will convert their limited liability company memberships interests in TPG Wafer into (i) a number of shares of common stock of the Company equal in number to those held by TPG Wafer; (ii) a number of shares of Series A Cumulative Convertible Preferred Stock of the Company equal in number to those held by TPG Wafer and having the same terms and conditions as the Preferred Stock; (iii) a number of warrants to purchase the Company's common stock equal in number to the Warrants held by TPG Wafer with the same terms and conditions of the Warrants; and (iv) shares of the Company's common stock having a fair market value equal to the aggregate principal and accrued but unpaid interest on any debt of the Company held by TPG Wafer. As of the date of the restructuring closing, TPG Wafer held none of the Company's debt. Effective upon the completion of the merger, all of the Company's equity and debt securities then held by TPG Wafer will be canceled.

Management Advisory Agreement

In connection with the restructuring, the Company has entered into a management advisory agreement with TPG GenPar III, L.P. ("TPG GenPar"), pursuant to which TPG GenPar will provide certain management and financial advisory services to the Company in exchange for a management advisory fee of $2 million plus additional compensation if TPG GenPar acts as a financial advisor to the Company for future transactions.

Shareholder Approval

Pursuant to the Restructuring Agreement, the Company has agreed to use its best efforts to obtain, as promptly as possible, (i) any necessary approval by the stockholders of the Company relating to the Series A Preferred Stock, the shares issuable upon conversion of the Series A Preferred Stock, the Warrants and the shares issuable upon exercise of the Warrants under the rules and regulations of the New York Stock Exchange, (ii) the approval by the stockholders of the Company of the plan of merger contained in the Merger Agreement in accordance with the Delaware General Corporation Law, and (iii) the approval by the stockholders of the Company of a one-for-two reverse split of the common stock. The Company has also agreed to use its best efforts to hold a special meeting of its stockholders for such purpose no later than February 28, 2002 and will file with the Securities and Exchange Commission a proxy statement with respect to such shareholder meeting no later than December 15, 2001.

Item 2. Disposition of Assets

Pledge of Assets

As collateral under the Credit Agreement and the Notes, the Company has pledged substantially all of its domestic assets, including all of the capital stock of most of its domestic subsidiaries and 65% of the capital stock of certain of its foreign subsidiaries, but excluding any assets currently pledged to support third party debt. The Notes and the security interest related thereto are subordinate in priority and in right of payment to the Credit Agreement. For a more detailed description of this pledge of assets by the Company, and the nature and amount of consideration received therefor, see the discussion under "The Restructuring" in Item 1(a) above.

Relationship between the Company and TPG

In connection with the pledge of assets under the Credit Agreement and the Notes, the Company and TPG entered into a Restructuring Agreement. Pursuant to the Purchase Agreement, TPG and its assignees then acquired all of the Company's debt held by E.ON of approximately $910 million and the debt was restructured as provided in the Restructuring Agreement and related documents. Subsequently and also pursuant to the Purchase Agreement, TPG and its assignees acquired all of the Company's common stock held by E.ON, representing approximately 72% of the outstanding equity securities of the Company. For more information regarding the relationship between TPG and the Company, see the discussion in Item 1(a) above.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits. The following exhibits are filed as part of this current report on Form 8-K:

2.1 Restructuring Agreement between TPG Wafer Holdings LLC and MEMC Electronic Materials, Inc., dated as of November 13, 2001.

2.2 Merger Agreement between TPG Wafer Holdings LLC and MEMC Electronic Materials, Inc., dated as of November 13, 2001.

2.3 Revolving Credit Agreement among MEMC Electronic Materials, Inc., the lenders party thereto and Citicorp USA, Inc., dated as of November 13, 2001.

2.4 Security Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

2.5 Pledge Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

2.6 Indemnity, Subrogation and Contribution Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

2.7 Guarantee Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

3.1 Certificate of Designations of Series A Cumulative Convertible Preferred Stock of MEMC Electronic Materials, Inc., dated as of November 13, 2001.

4.1 Indenture among MEMC Electronic Materials, Inc., Citibank, N.A., and Citicorp USA, Inc., dated as of November 13, 2001, and Form of Note attached as an exhibit thereto.

4.2 Security Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

4.3 Pledge Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

4.4 Indemnity, Subrogation and Contribution Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

4.5 Guarantee Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.

4.6 Form of Warrant Certificate

10.1 Management Advisory Agreement between MEMC Electronic Materials, Inc. and TPG GenPar III, L.P., dated as of November 13, 2001.

10.2 Registration Rights Agreement by and among MEMC Electronic Materials, Inc., TPG Wafer Holdings LLC and the Guarantors specified therein, dated as of November 13, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
MEMC ELECTRONIC MATERIALS, INC.

Date: November 28 , 2001	/s/ James M. Stolze
By: James M. Stolze
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Restructuring Agreement between TPG Wafer Holdings LLC and MEMC Electronic Materials, Inc., dated as of November 13, 2001.
2.2	Merger Agreement between TPG Wafer Holdings LLC and MEMC Electronic Materials, Inc., dated as of November 13, 2001.
2.3	Revolving Credit Agreement among MEMC Electronic Materials, Inc., the lenders party thereto and Citicorp USA, Inc.
2.4	Security Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
2.5	Pledge Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
2.6	Indemnity, Subrogation and Contribution Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
2.7	Guarantee Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
3.1	Certificate of Designations of Series A Cumulative Convertible Preferred Stock of MEMC Electronic Materials, Inc., dated as of November 13, 2001.
4.1	Indenture among the MEMC Electronic Materials, Inc., Citibank, N.A., and Citicorp USA, Inc., dated as of November 13, 2001, and Form of Note attached as an exhibit thereto.
4.2	Security Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
4.3	Pledge Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
4.4	Indemnity, Subrogation and Contribution Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
4.5	Guarantee Agreement among MEMC Electronic Materials, Inc., each subsidiary listed on Schedule I thereto, and Citicorp USA, Inc., dated as of November 13, 2001.
4.6	Form of Warrant Certificate
10.1	Management Advisory Agreement between MEMC Electronic Materials, Inc. and TPG GenPar III, L.P., dated as of November 13, 2001.
10.2	Registration Rights Agreement by and among MEMC Electronic Materials, Inc.,TPG Wafer Holdings LLC and the Guarantors specified therein, dated as of November 13, 2001
.